UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 10, 2021

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	REFR	The NASDAQ Stock Market

Item 5.07 Submission of Matters to a Vote of Security-Holders

The following is a summary of how the 20,188,740 shares were voted at the Annual Meeting of Stockholders of Research Frontiers Incorporated (Nasdaq: REFR) held at the corporation’s headquarters on June 10, 2021 on the various proposals voted upon and adopted at the Annual Meeting.

For the election of Joseph M. Harary as a Class I member of the Company’s Board of Directors, 6,968,566 shares voted in favor of election, 999,775 shares were withheld, and 12,220,399 shares were Broker Non-Votes.

For the election of William Graham Settle as a Class I member of the Company’s Board of Directors, 7,428,441 shares voted in favor of election, 539,900 shares were withheld, and 12,220,399 shares were broker Non-Votes.

For the ratification of the appointment of CohnReznick LLP as independent registered accountants of the Company for the fiscal year ending December 31, 2021, 19,556,504, shares were voted in favor of appointment, 282,787 shares were voted against appointment, and 349,449 shares abstained from voting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
	By:	Joseph M. Harary
	Title:	President and CEO

Dated: June 10, 2021